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                                                              Filed Pursuant To
                                                               Rule 424 (b) (3)
                                                             File No. 033-84766


                          PROSPECTUS SUPPLEMENT NO. 2
                      TO PROSPECTUS DATED OCTOBER 17, 1994
                            OF INLAND RESOURCES INC.


         This Prospectus Supplement should be read in conjunction with the Prospectus dated October 17, 1994 (the "Prospectus"), which relates to the sale of 6,000,000 shares of Inland's Common Stock by Woodstead Associates II, L.P. As a result of a 1 for 10 reverse split of Inland's Common Stock that occurred on June 3, 1996, the Prospectus relates to the sale of 600,000 shares, not 6,000,000 shares.

         The Selling Stockholder, as defined in the Prospectus, is changed from Woodstead Associates II, L.P. to Pengo Securities Corp.















            The date of this Prospectus Supplement is April 1, 1999.